Exhibit 99.7

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No	Call / Colt	Account	Officer	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Bertha Alicia Gonzalez Moreno Av. Montes Rocallosos No. 505, Residencial San Agustin Monterrey, Nuevo Leon, MX	Lender:	California Commerce Bank 2029 Century Park East 42nd Floor Los Angeles, CA 90067

Guarantor:	Roberto Gonzalez Barrera Av. Montes Rocallosos No. 505, Residencial San Agustin Monterrey, Nuevo Leon, MX

AMOUNT OF GUARANTY. The amount of this Guaranty is One Million Five Hundred Thousand & 00/100 Dollars ($1,500,000.00).

CONTINUING GUARANTY. For good and valuable consideration, Roberto Gonzalez Barrera (“Guarantor”) absolutely and unconditionally guarantees and promises to pay to California Commerce Bank (“Lender”) or its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of Bertha Alicia Gonzalez Moreno (“Borrower”) to Lender on the terms and conditions set forth in this Guaranty. The obligations of Guarantor under this Guaranty are continuing.

MAXIMUM LIABILITY. The maximum liability of Guarantor under this Guaranty shall not exceed at any one time $1,500,000.00 plus all costs and expenses of (A) enforcement of this Guaranty and (B) collection and sale of any collateral securing this Guaranty.

The above limitation on liability is not a restriction on the amount of the Indebtedness of Borrower to Lender either in the aggregate or at any one time. If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender’s rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

INDEBTEDNESS GUARANTEED. The Indebtedness guaranteed by this Guaranty includes any and all of Borrower’s indebtedness to Lender and is used in the most comprehensive sense and means and includes any and all of Borrower’s liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be mailed to Lender, by certified mail, at Lender’s address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantor’s written revocation. For this purpose and without limitation, the term “new Indebtedness” does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor’s written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor’s revocation, are contemplated under this Guaranty and, specifically will not be considered to be new Indebtedness. This Guaranty shall bind Guarantor’s estate as to Indebtedness created both before and after Guarantor’s death or incapacity, regardless of Lender’s actual notice of Guarantor’s death. Subject to the foregoing, Guarantor’s executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of Indebtedness, even to zero dollars ($0.00), prior to Guarantor’s written revocation of this Guaranty shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors and assigns so long as any of the guaranteed Indebtedness remains unpaid and even though the Indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTOR’S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR’S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower’s request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not insult in a violation of any law,  regulation, court degree or order applicable to [COPY ILLEGIBLE].

the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (F) upon Lender’s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor’s financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR’S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (A) to continue lending money or to extend other credit to Borrower; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (D) to proceed directly against or exhaust any collateral held by Lender from Borrower, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Lender’s power; or (G) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (C) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower’s liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced, there is outstanding Indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

SUBORDINATION OF BORROWER’S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

Governing Law. This Guaranty will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. However, in the event that the enforceability or validity of any provision of this Guaranty is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision. The loan transaction which is evidenced by the Note and this Guaranty has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of California.

Integration. Guarantor further agrees that Gurarantor has read and fully understands the terms of this Guaranty;  Gurantor has had the opportunity to be advised by Guarantor’s [COPY ILLEGIBLE].

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evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender’s attorneys’ fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words “Borrower” and “Guarantor” respectively shall mean all and any one or more of them. The words “Guarantor,” “Borrower,” and “Lender” include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any Loan indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled “DURATION OF GUARANTY.” Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower. The word “Borrower” means Bertha Alicia Gonzalez Moreno, and all other persons and entities signing the Note in whatever capacity.

Guarantor. The word “Guarantor” means each and every person or entity signing this Guaranty, including without limitation Roberto Gonzalez Barrera.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word “Indebtedness” means Borrower’s indebtedness to Lender as more particularly described in this Guaranty.

Lender. The word “Lender” means California Commerce Bank, its successors and assigns.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL GUARANTY AND GUARANTOR AGREES TO ITS TERMS. THIS COMMERCIAL GUARANTY IS DATED APRIL 20, 2001.

GUARANTOR:

/s/ Roberto Gonzalez Barrera
Roberto Gonzalez Barrera, Individually

[COPY ILLEGIBLE]

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COMMERCIAL PLEDGE AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,500,000.00	04-20-2001	06-05-2004

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Bertha Alicia Gonzalez Moreno Av. Montes Rocallosos No. 505, Residencial San Agustin Monterrey, Nuevo Leon, MX	Lender:	California Commerce Bank 2029 Century Park East 42nd Floor Los Angeles, CA 90067

Grantor:	Roberto Gonzalez Barrera Av. Montes Rocallosos No. 505, Residencial San Agustin Monterrey, Nuevo Leon, MX

THIS COMMERCIAL PLEDGE AGREEMENT dated April 20, 2001, is made and executed among Roberto Gonzalez Barrera (“Grantor”); Bertha Alicia Gonzalez Moreno (“Borrower”); and California Commerce Bank (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means all of Grantor’s property (however owned if more than one), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

Safekeeping Account #68-3200 at California Commerce Bank and such additions and modifications as are hereafter made.

In addition, the word “Collateral” includes all of Grantor’s property (however owned), in the possession of Lender (or in the possession of a third party subject to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character, including without (limitation each of the following:

(A) All property to which Lender acquires title or documents of title.

(B) All property assigned to Lender.

(C) All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, time certificates of deposit, insurance policies, and all other instruments and evidences of an obligation.

(D) All records relating to any of the property described in this Collateral section, whether in the form of a writing, microfilm, microfiche, or electronic media.

(E) All Income and Proceeds from the Collateral as defined herein.

CROSS-COLLATERALIZATION. In addition to the Note, this [COPY ILLEGIBLE] secures the following described additional indebtedness: Safekeeping Account No. 68-3200 also secures a Note in the amount of [COPY ILLEGIBLE], dated April 20, 2001, under the name of Roberto Gonzalez Barrera. (Initial Here [COPY ILLEGIBLE])

BORROWER’S WAIVERS AND RESPONSIBILITES. Except as [COPY ILLEGIBLE] required under this Agreement or by applicable law, (A) Borrower agrees that Lender need not tell Borrower about any action [COPY ILLEGIBLE] Lender takes in connection with this Agreement; (B) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (C) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this Agreement.

GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at Borrower’s request and not at the request of Lender; (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (C) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower’s financial condition; and (D) Lender has made no representation to Grantor about Borrower or Borrower’s creditworthiness.

GRANTOR’S WAIVERS. Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Borrower or Grantor, or any other party to the Indebtedness or the Collateral. Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the consent of Grantor: (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, or (D) exchange or release any Collateral or other security. No such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Lender may deliver the Collateral to Grantor or to any other owner of the Collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Lender may charge Grantor for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. If the Collateral consists of stock, bonds or other investment property for which no certificate has been issued, Grantor agrees, at Lender’s request, either to request issuance of an appropriate certificate or to give instructions on Lender’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Lender’s security interest in the Collateral.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash. At Lender’s option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (1) extend time for payment or other performance, (2) grant a renewal or change in terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, whether the Collateral is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where Grantor obtained Grantor’s loan knows about the Collateral or relies upon the Collateral as security.

Collection of Collateral. Lender at Lender’s option may, but need not, collect the Income and Proceeds directly from the Obligors. Grantor authorizes and directs the Obligors, if Lender decides to collect the Income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lender’s receipt for the payments.

Power of Attorney. Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor’s release and acquittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender’s own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute in Grantor’s name and to deliver to the Obligors on Grantor’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest. Upon Lender’s request, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. Upon Lender’s request, Grantor will sign and deliver any writings necessary to perfect Lender’s security interest. If any of the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender’s option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender’s security interest in the Collateral. Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Borrower may not be indebted to Lender.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (D) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower’s or Grantor’s behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Death or Insolvency. The death of Borrower or Grantor, the Insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower’s or Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s or Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Insufficient Market Value of Securities. Stock: The Notwithstanding anything to the contrary in any security agreement Borrower and/or Grantor have entered into with Lender, at no time during the term of this loan shall the market value of the collateral pledged by Grantor as security for his indebtedness to Lender and which is the subject of the Safekeeping Account No. 68-3200, under the name of Roberto Gonzalez Barrera, be less than two hundred percent (200%) of the amount of the outstanding indebtedness to Lender of Borrower. In the event, at any time, that the value of the collateral, as determined by Lender, in its sole discretion, falls below 200% of the indebtedness of Borrower, Lender shall have the right to immediately sell all or any part of the collateral five days after demand is made on Borrower, in writing to the Borrower’s address on Lender’s records or by telefax. Thereafter, Lender may sell such collateral as it deems necessary without further notice in sufficient amount to pay off any or all of Borrower’s indebtedness to Lender. Borrower shall have the right to request the release of a portion of collateral when such collateral exceeds loan balance by more than 200%; and as a result of the deterioration of the market value of the Collateral, Grantor does not, by the close of business on the next business day after Grantor has received notice from Lender of the deterioration, either (1) reduce the amount of the Indebtedness in this loan as required by Lender or (2) pledge or grant an additional security interest to increase the value of the Collateral as required by Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Borrower’s or Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment or failure to satisfy Lender’s requirement in the Insufficient Market Value of Securities section is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Grantor, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Declare all Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Grantor.

Collect the Collateral. Collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

Sell the Collateral. Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made. Grantor agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, or believes Lender is unable, to sell the securities in an open market transaction, Grantor agrees that Lender will have no obligation to delay sale until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Lender may exercise any or all of the following rights and remedies: (1) register with any issuer or broker or other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively herein, “investment property”) in Lender’s sole name or in the name of Lender’s broker, agent or nominee; (2) cause any issuer, broker or other securities intermediary to deliver to Lender any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Lender may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Lender any of the rights provided hereunder without further notice to or consent by Grantor; (4) execute any such control agreement on Grantor’s behalf and in Grantor’s name, and hereby irrevocably appoints Lender as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Grantor’s behalf; (5) exercise any and all rights of Lender under any such control agreement or power of attorney; (6) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any investment property shall contain the following provisions, at Lender’s discretion. Lender shall be authorized to instruct the issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as Lender may instruct, without further notice to or consent by Grantor. Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. Lender shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Lender. Any such control agreement shall contain such authorizations as are necessary to place Lender in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Lender to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Borrower to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of California, except and only to the extent of procedural matters related to the perfection and enforcement of Lender’s rights and remedies against the Collateral, which matters shall be governed by the laws of the Country of Mexico. However, in the event that the enforceability or validity of any provision of this Agreement is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision. The loan transaction which is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of California.

Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Borrower and Grantor signing below is responsible for all obligations in this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Commercial Pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

Borrower. The word “Borrower” means Bertha Alicia Gonzalez Moreno, and all other persons and entities signing the Note in whatever capacity.

Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word “Grantor” means Roberto Gonzalez Barrera.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock-splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means California Commerce Bank, its successors and assigns.

Note. The word “Note” means the Note executed by Borrower in the principal amount of $1,500,000.00 dated April 20, 2001, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

BORROWER AND GRANTOR HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREE TO ITS TERMS. THIS AGREEMENT IS DATED APRIL 20, 2001.

GRANTOR:

/s/ Roberto Gonzalez Barrera
Roberto Gonzalez Barrera, Individually

BORROWER:

/s/ Bertha Alicia Gonzalez Moreno
Bertha Alicia Gonzalez Moreno, Individually

F.R. U-1
O.M.B. No. 7100-0115
Approval expires March 31, 2002

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured By Margin Stock

(Federal Reserve Form U-1)

California Commerce Bank
Name of Bank

This report is required by law (15 U.S.C. 78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 4.2 minutes (0.07 hours) per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate, including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, D.C. 20503.

INSTRUCTIONS

1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board’s List of Marginable OTC Stocks; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3. Please print or type (if space is inadequate, attach separate sheet).

PART I To be completed by borrower(s)

1. What is the amount of the credit being extended? $1,500,000.00

2. Will any part of this credit be used to purchase or carry margin stock? ☐Yes ☒ No

If the answer is “no”, describe the specific purpose of the credit. To finance personal investments

I (We) have read this form and certify that to the best of my [COPY ILLEGIBLE] and belief the information given is true, accurate, and complete, and that the margin stock and any other securities [COPY ILLEGIBLE] are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:		Signed:

/s/ Bertha Alicia Gonzalez Moreno	4-20-01
Borrower’s Signature	Date	Borrower’s Signature	Date
Bertha Alicia Gonzalez Moreno

Print or Type Name		Print or Type Name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers Who Obtain Securities Credit.”

PART II To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered “yes”)

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

No. of shares	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue

3. List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value

Note: Bank need not complete “Date and source of valuation” if the market value was obtained from regularly published information in a journal of general circulation or automated quotation system.

PART III To be signed by a bank officer in all instances

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17 (f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

April 20, 2001
Date	Bank officer’s signature

Vice President	Raymundo Aviles
Title	Print or type name

* To accept the customer’s statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a Prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

2

IRREVOCABLE STOCK OR BOND POWER

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to

Please insert Social Security or Taxpayer I.D. Number

FOR STOCKS, COMPLETE THIS PORTION:                                  share(s) of the                                 stock of                                                                  represented by Certificate No.

                                , standing in the name of the undersigned on the books of the Company.

FOR BONDS, COMPLETE THIS PORTION:                                  bond(s) of                                                                                              in the principal amount of $                                                             , No.                                      , standing in the name of the undersigned on the books of said Company.

The undersigned hereby irrevocably constitute and appoint California Commerce Bank attorney to transfer the above stock or bond, as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated 4-20-01

SIGNATURE(S) GUARANTEED BY:

	Signature:	/s/ Roberto Gonzalez Barrera
Roberto Gonzalez Barrera

IMPORTANT - READ CAREFULLY

The signature(s) must correspond with the name(s) as written upon the face of the certificate or bond in every particular without alteration or enlargement or any change whatever, and must be guaranteed by a bank or registered securities dealer.

[COPY ILLEGIBLE]

NOTICE OF ASSIGNMENT

Dated April 24, 2001

California Commerce Bank
2029 Century Park East
Los Angeles, CA 90067

Attention: Investments Department

RE: $1,500,000.00 - Line of Credit to Bertha Alicia Gonzalez Moreno Secured by Gruma, S.A. de C.V.’s ADRs/ADSs.

Gentlemen:

Please accept this as notice to you that Roberto Gonzalez Barrera has assigned to California Commerce Bank for value all of their rights, title and interest in that certain Safekeeping Account number 68-3200 at California Commerce Bank and all proceeds thereof as security for the above referenced loan. No portion of said Account may be sold, assigned, traded, transferred, or paid without the express, prior written consent of California Commerce Bank.

Thank you,

/s/ Roberto Gonzalez Barrera
Roberto Gonzalez Barrera

Please sign and return the copy of this form acknowledging that you have received this Notice of Assignment.

AGREED AND ACKNOWLEDGED: California Commerce Bank Investments Department		Return to: California Commerce Bank 2029 Century Park East Los Angeles, CA 90067 Attn: Note Department

By:
Craig Naselow, Vice President/Assistant Treasurer

[GRAPHIC] California Commerce Bank

PERSONAL ACCOUNT AUTHORIZATION — NON-U.S RESIDENT

AUTORIZACION DE CUENTA PERSONAL — NO RESIDENTE EN EE.UU.

Account Type(s) / Tipo(s) de Cuenta:	1) Checking Account
2)

Account No.(s) / Número(s) de Cuenta:	1) 59595229-10	Promotor
	2)	Región

Account Name(s) / Titular(es) de la Cuenta:	1) Bertha Alicia Gonzalez Moreno	2)

Permanent Address / Domicilio Permanente:	CALZADA DEL VALLE 407 OTE. COL. DEL VALLE	Tel. Home / Tel. Casa 8 (335.67.71)

City, State, Zip / Ciudad, Estado, Código Postal: GARZA GARCIA, N.L. 66220		Tel. Business / Tel. Trabajo

Mailing Address / Domicilo para Correspondencia: MISMO		Fax	8 (399.33.54) 8 (335.84.04)

City, State, Zip / Ciudad, Estado, Códiga Postal:		Email Address/Domicilio Correo Electrónico

If more than one person signs below, account(s) are held in joint tenancy with right of survivorship unless as specified here:

Si más de una persona firma en esto cuenta, [COPY ILLEGIBLE] las [COPY ILLEGIBLE] se consideran de [COPY ILLEGIBLE] a [COPY ILLEGIBLE] de otra forma:

In trust for:

En representación de

CUSTOMER AGREEMENT

By signing below, I/we establish the account(s) of the type(s) above with California Commerce Bank (“Bank”). Either the Bank or [COPY ILLEGIBLE] of the depositor’s [COPY ILLEGIBLE] of the accounts covered by this Agreement at any time. In the case of Time Deposit(s) withdrawal of [COPY ILLEGIBLE] subject to the maturity of such deposit(s). The Bank is [COPY ILLEGIBLE] of Time Deposits. I/We [COPY ILLEGIBLE] California Commerce Bank to verify the information provided on this card. I/We agree that my/our account(s) will be subject to the terms contained to the Deposit Account Agreement and Disclosure, Schedule of Account [COPY ILLEGIBLE], fees and Terms; Funds Transfer Terms and Conditions Disclosure; Electronic Funds Transfer Agreement and Disclosure; Bank@net Agreement and Disclosure; all Federal and Some laws regulations, as well as the Bank’s [COPY ILLEGIBLE] present and future Bylaws, regulations and practices. I/We also agree to abide by all [COPY ILLEGIBLE] changes to their terms and conditions. Any one of [COPY ILLEGIBLE] establish additional account(s). In the same [COPY ILLEGIBLE] or names, subject to the same signature requirements. The [COPY ILLEGIBLE] a credit report on [COPY ILLEGIBLE] and disclosure information on our accounts to credit reporting agencies and others. The Bank is authorized to transfer funds between the accounts named above upon request made by any one of the authorized signers on the account(s).

[COPY ILLEGIBLE] CON EL CLIENTE

At [COPY ILLEGIBLE] lost [COPY ILLEGIBLE] California Commercial Bank (“Banco”). Ya [COPY ILLEGIBLE] el Banco a [COPY ILLEGIBLE] de [COPY ILLEGIBLE] deposit[COPY ILLEGIBLE] El [COPY ILLEGIBLE] El Banco [COPY ILLEGIBLE] California Commerce Bank [COPY ILLEGIBLE] del Banco, [COPY ILLEGIBLE] El Banco [COPY ILLEGIBLE] [COPY ILLEGIBLE]

Bank is authorized in pay [COPY ILLEGIBLE] funds on any one of the signatures below unless another number is specified here:

El Banco [COPY ILLEGIBLE] a pagar fondos con cualquiere de las [COPY ILLEGIBLE] [COPY ILLEGIBLE]

AUTOMATIC TELLER CARD AND [COPY ILLEGIBLE] DE CAJERO AUTOMATICO NIP

In addition, I/we acknowledge requesting California Commerce Bank to issue an Automatic Teller Machine Card (ATM) and Personal ID Number.

[COPY ILLEGIBLE] a California Commerce Bank a expedir [COPY ILLEGIBLE] Tarjeta de Cajero Automatico [COPY ILLEGIBLE] de Identification Personal.

ONLINE ACCESS/ACCESO EN LINEA — Bank@net

I/We acknowledge requesting California Commerce [COPY ILLEGIBLE] access my/our account(s) through Bank@net Individuals online banking service. I/We agree to be bound by the terms and conditions of the

Bank@net Agreement and Disclosure.

Authorized/[COPY ILLEGIBLE] a California Commerce [COPY ILLEGIBLE] para [COPY ILLEGIBLE] a [COPY ILLEGIBLE] services [COPY ILLEGIBLE] [COPY ILLEGIBLE]Bank@net Personas. [COPY ILLEGIBLE] de [COPY ILLEGIBLE] las [COPY ILLEGIBLE]

Condiciones del [COPY ILLEGIBLE] de Bank@net

Please provide a USER ID of your choice from [COPY ILLEGIBLE] or a combinación of both in the space provided

[COPY ILLEGIBLE] de Usuario de su [COPY ILLEGIBLE] combinación [COPY ILLEGIBLE] a continuación

[COPY ILLEGIBLE] ALIEN EXEMITION/EXENCION DE EXTRANJERO NO RESIDENTE

By signing below, under penalty of perjury, I/We [COPY ILLEGIBLE] that [COPY ILLEGIBLE] neither a citizen nor resident of the United States; and not a domestic corporacion: and not doing business in the United States.

[COPY ILLEGIBLE] de [COPY ILLEGIBLE] de las Euados Unidos; [COPY ILLEGIBLE] Euados Unidos.

Any ONE of the persons listed below is authorsized [COPY ILLEGIBLE] funds [COPY ILLEGIBLE] transfers, and otherwise give the Banks instructions regarding our accounts. The Bank may refuse to honor instructions n cannot confirm by phone and/or may applicable security procedure.

[COPY ILLEGIBLE] de las persunas [COPY ILLEGIBLE] a [COPY ILLEGIBLE] de [COPY ILLEGIBLE] [COPY ILLEGIBLE]. [COPY ILLEGIBLE] confirmar [COPY ILLEGIBLE] de [COPY ILLEGIBLE] Las [COPY ILLEGIBLE] [COPY ILLEGIBLE].

Name/Nombre:	ANA GRACIELA MORALES GONZALEZ	Name/Nombre:

Signature/Firma:	/s/ ANA GRACIELA MORALES GONZALEZ	Signature/Firma:

Occupation/Ocupación:	ESTUDIANTE	Occupation/Ocupación:

Birth Date/Fecha de Nacimicento:	02.ENERO.1979	Birth Date/Fecha de Nacimicento:

Identification/Identificatión:	PASAPORTE	Identification/ Identificatión:

Expiration/Vencimiento:		Expiration/Vencimiento:

Initial Deposit/Depósito Apertura:	US$	Authorized by/Autorizado por:

New Accountant/Cuenta Nueva:	Yes (Si) ☐

Superseded Card/Tarjeta de [COPY ILLEGIBLE]	Yes (Si) ☐	Date/Fecha:

[COPY ILLEGIBLE] [COPY ILLEGIBLE]

(COMPANY LETTERHEAD)
(PAPEL MEMBRETADO DE LA EMPRESA)

April 20, 2001

California Commerce Bank
Attn: Note Department
2029 Century Park East
Los Angeles, CA 90067

Dear Sirs:

I, Bertha Alicia Gonzalez Moreno, the authorized signer for loans made by California Commerce Bank to Bertha Alicia Gonzalez Moreno and based on the powers granted to me, hereby appoint and authorize the following person(s) to carry out the following activities for the company:

1.                         Confirm loan disbursements, renewals, partial paydowns or other matters related to loans granted by California Commerce Bank to our Company.

2.                         Confirm wire transfers.

3.                         Confirm foreign exchange transactions.

4.                         Request information regarding loan balances, amounts due, interest calculations, and other matters related to loans.

Authorized Person	Activity (e-g. 1,2,3,4)	Title	Telephone #
LUIS GARCIA PEÑA	1,2,3,4		8(335.45.15)

Thank you for your attention to this matter.

Sincerely,

/s/ Bertha Alicia Gonzalez Moreno
Bertha Alicia Gonzalez Moreno

[GRAPHIC]

[GRAPHIC]

USE ONLY

COMMERCIAL
SECURITY AGREEMENT

Account Number	Loan Number	Date of Note	Due Date	Principal Amount

References above to a particular loan or item do not limit the applicability of this Security Agreement.

Borrower:	Roberto Gozalez Barrera	Lender:	California Commerce Bank
	Av. Montes Rocallosos No. 505		2029 Century Park East
	Residencial San Agustin		Los Angeles, CA 90067
Monterrey, Nuevo Leon

Location of Collateral (if different from Borrower’s address):

Grant of Security Interest. For value received, and to secure both the payment of the Indebtedness owed to Lender and the performance of the obligations under this Security Agreement and any Related Documents, and in accordance with the definitions and terms set forth below, Borrower grants Lender a security interest in all of the following Collateral:

☐                       All of the Collateral described in Schedule(s) /Addenda covering                                                        , attached to this Security Agreement and incorporated by reference in this Security Agreement.

☐                       All Inventory (including Dealer Inventory)

☐                       All Chattel Paper

☐                       All Accounts and Contract Rights

☐                       All Equipment

☐                       All General Intangibles

☐                       All Crops

☐                       All Fixtures

☐                       All Farm Equipment and Farm Products (including Livestock)

☒                     Safekeeping Account #68-3200 at California Commerce Bank and such additions and modifications as are hereafter made.

Borrower agrees to insure the Collateral for at least $N/A, on a (check which applies) ☐ replacement value ☐ cash value.

1.         Definitions.

1.1                   Indebtedness. “Indebtedness” shall mean all amounts and liabilities of every kind and description, whether now owed or hereafter owed by Borrower to Lender, whether or not evidenced by a promissory note or credit agreement and whether direct, indirect, or contingent.

1.2                   Related Documents. “Related Documents” shall mean the promissory notes, loan agreements, guaranties, trust deeds, mortgages, other security agreements, or any other documents executed in connection with this Security Agreement or the Indebtedness, whether already existing or executed now or later.

1.3                   Additional Grantor. Any “Additional Grantor” who cosigns this Security Agreement but does not execute the promissory note or other debt instrument is cosigning this Security Agreement only to grant Lender a security interest in the Collateral under this Security Agreement to secure the Indebtedness, and is not personally liable on the note or debt instrument except as otherwise provided by law or contract. Additional Grantor agrees that Lender and Borrower may agree to extend, modify, forebear, or make any other accommodations or amendments with regard to the Indebtedness or this Security Agreement without Additional Grantor’s consent and without releasing Additional Grantor or modifying this Security Agreement as to Additional Grantor’s interest in the Collateral. Additional Grantor acknowledges that Lender is relying on its participation in this Security Agreement and would not extend or maintain the Indebtedness otherwise. References to “Borrower” include the Additional Grantor except to the extent any such reference creates liability on the Indebtedness beyond the Collateral. The Additional Grantor’s name and address are:

N/A

1.4                   Collateral. “Collateral” shall mean the collateral described above, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located; and

(a)                    All accessions, parts, or additions to and all replacements of and substitutions for any of the property described above; and

(b)                      All proceeds (including insurance proceeds) from the sale or other disposition of any of the property described above, including that described in the preceding subparagraph.

(c)                       In addition to all liens upon, and rights of setoff against the moneys, securities, or other property of Borrower given to Lender by law, Lender shall have a security interest in and a right of setoff against all moneys, securities, and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such security interest, or by any delay in so doing; and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

2.                          Obligations of Borrower.

Borrower warrants and covenants:

2.1                   Perfection of Security Interest. Borrower agrees to execute financing statements and to take whatever other action is requested by Lender, to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and all chattel paper. Borrower hereby appoints Lender the Borrower’s irrevocable attorney in fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted herein. Lender may at any time, and without further authorization from Borrower, file copies of this Security Agreement as a financing statement. Borrower will reimburse Lender for all expenses for perfecting or continuing this security interest.

2.2                   Removal of Collateral. Borrower warrants that the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) is located at Borrower’s address or the Collateral address shown above.

Except in the ordinary course of its business within the county in which the Collateral is located, Borrower shall not remove the Collateral from its location without the prior written consent of Lender, which shall not be unreasonably withheld. To the extent the Collateral constitutes vehicles, or other titled property, and except for sales of inventory in the ordinary course of its business, Borrower shall not take or permit any action which would require registration of the vehicles outside of the state in which the Lender is located, without the prior written consent of Lender.

2.3                   Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Borrower’s business, Borrower shall not sell, offer to sell, or otherwise transfer the Collateral. Borrower shall not pledge mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the security interest provided for herein, without the prior written consent of Lender. This includes security interests even if junior in right to this Security Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender, and shall not be commingled with any other funds; provided, however, that this requirement shall not constitute consent by Lender to any sale or other disposition. Borrower shall immediately deliver any such proceeds to Lender.

2.4                   Title. Borrower warrants that it holds marketable title to the Collateral subject only to the lien of this Security Agreement. Borrower shall defend Lender’s rights against the claims and demands of all persons.

2.5                   Use. Borrower shall keep the Collateral in first class condition and repair. Borrower will not commit or permit damage to or destruction of the Collateral or any part thereof.

2.6                   Taxes, Assessments and Liens. Borrower will pay when due all taxes, assessments, and liens upon the Collateral, its use or operation, upon this Security Agreement, upon any promissory notes evidencing the Indebtedness or upon any of the other Related Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting appropriate proceedings to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized. If the Collateral is subjected to a lien which is not discharged within 15 days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale. In any contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

2.7                   Compliance With Governmental Requirements. Borrower shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the use of the Collateral. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral is not jeopardized.

2.8                   Maintenance of Casualty Insurance. Borrower shall procure and maintain policies of fire and other casualty insurance with standard extended coverage covering the Collateral on the basis and in at least the amount described above, and with loss payable to Lender. Policies shall be written by insurance companies reasonably acceptable to Lender. Borrower shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.

2.9                   Application of Insurance Proceeds. Borrower shall promptly notify Lender of any loss or damage to the Collateral or any portion thereof having a fair market value in excess of $1,000. Lender may make proof of loss if Borrower fails to do so within 15 days of the casualty. All proceeds of any insurance on the Collateral shall be held by Lender as part of the Collateral. If Borrower and Lender agree to repair or replace the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Borrower and Lender do not agree to restore the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Borrower. Any proceeds which have not been paid out within 180 days after their receipt and which Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

2.10             Insurance Reserves. Lender may require Borrower to maintain with Lender reserves for payment of insurance premiums which reserves shall be created by monthly payments of a sum estimated by Lender to be sufficient to produce, at least 15 days before due, amounts at least equal to the insurance premiums to be paid. If 15 days before payment is due the reserve funds are insufficient, Borrower shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit from Borrower and shall constitute a noninterest-bearing debt from Lender to Borrower which Lender may satisfy by payment of the insurance premiums required to be paid by Borrower as they become due. Lender does not hold the reserve funds in trust for Borrower, and Lender is not the agent of Borrower for payment of the insurance premiums required to be paid by Borrower.

2.11             Borrower’s Report On Insurance. If requested by Lender within 60 days after the close of Borrower’s fiscal year, Borrower shall furnish to Lender a report on each existing policy of insurance showing:

(a)                    the name of the insurer;

(b)                   the risks insured;

(c)                    the amount of the policy;

(d)                   the property insured;

(e)                    the then current value on the basis of which insurance has been obtained, and the manner of determining that value; and

(f)                      the expiration date of the policy.

Borrower shall upon request have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

3.                          Borrower’s Right to Possession.

Until default, Borrower may have possession of the tangible personal property and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the Related Documents.

4.                          Expenditures by Lender.

If not discharged or paid by Borrower when due, Lender may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for maintenance and preservation of the Collateral. All such payments shall become a part of Borrower’s obligations secured hereby, payable on demand, with interest at the maximum rate permitted by law from date of expenditure until repaid. Such right shall be in addition to any other rights or remedies to which Lender may be entitled on account of default.

5.                          Events of Default.

Borrower shall be in default under this Security Agreement upon:

(a)                    Failure to make any payment of the Indebtedness when due; or

(b)                   Failure to comply within 15 days after written notice from Lender demanding compliance with any other term, obligation, covenant or condition contained herein (or in any of the Related Documents); provided, if compliance is not possible within 15 days, default shall occur upon failure within 15 days to take steps that will produce compliance as soon as is reasonably practical; or

(c)                    Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower proves to have been false in any material respect when made or furnished; or

(d)                   Borrower’s death (if Borrower is an individual), dissolution or termination of Borrower’s existence as a going business, insolvency, appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; or

(e)                    Commencement of foreclosure, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower against any of the Collateral, but this subsection shall not apply in the event of a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the foreclosure suit, provided that Borrower provides Lender with written notice of such claim and provides adequate reserves therefor.

6.                          Rights of Lender.

6.1                   Rights Prior To Default or Thereafter. Lender and its designated representatives or agents may at all reasonable times examine and inspect the Collateral, wherever located.

6.2                   Rights Upon Default or Thereafter. Upon default, or if Lender reasonably deems itself insecure, Lender may exercise any one or more of the following rights and remedies in addition to any other rights or remedies that may be available at law, in equity, or otherwise:

(a)                    Lender may declare the entire Indebtedness including any prepayment penalty which Borrower would be required to pay, immediately due and payable.

(b)                   Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating thereto. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral.

(c)                    Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may sell the Collateral at public auction. Unless the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market. Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed by registered or certified mail, postage prepaid, to the address of Borrower stated in this Security Agreement at least 10 days before the time of the sale or disposition. Borrower shall be liable for expenses of retaking, holding, preparing for sale, selling, and the like.

(d)                   Lender may have a receiver appointed as a matter of right. The receiver may be an employee of Lender and may serve without bond. All fees of the receiver and his attorney shall be secured hereby.

(e)                    Lender may revoke Borrower’s right to collect the rents and revenues from the Collateral, and may, either itself or through a receiver, collect the same. To facilitate collection. Lender may notify any account debtors of Borrower to pay directly to Lender.

(f)                      Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section. Borrower shall be liable for a deficiency even if the underlying transaction is a sale of accounts or chattel paper.

(g)                   Lender shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

7.                          Waiver.

Lender shall not be deemed to have waived any rights hereunder (or under the Related Documents) unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a breach of a provision of this Security Agreement shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. Whenever consent by Lender is required herein, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required herein.

8.                          Remedies Cumulative.

All of the Lender’s rights and remedies, whether evidenced hereby or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Borrower under this Security Agreement after Borrower’s failure to perform shall not affect Lender’s right to declare a default and exercise its remedies under Section 6.

9.                          Successor Interests.

This Security Agreement shall be binding upon and inure to the benefit of the parties, their successors, and assigns, but whenever there is no outstanding Indebtedness, Borrower may terminate this Security Agreement upon written notice to Lender.

10.                    Notice.

Any notice under this Security Agreement shall be in writing and shall be effective when actually delivered or when deposited in the mail, registered or certified, addressed to the parties at the addresses stated herein or such other addresses as either party may designate by written notice to the other.

11.                    Expenses, Costs, and Attorneys’ Fees.

In the event Lender is required to commence any suit or action to enforce any of the terms of this Security Agreement, Lender shall be entitled to recover from Borrower reasonable attorneys’ fees and legal expenses at trial and also such fees and expenses on appeal, in addition to all other sums provided by law. In the event that Lender is otherwise required to incur any expenses whatsoever to protect or enforce its rights hereunder, whether or not litigation is commenced, Lender shall be entitled to recover any and all such sums and all incidental expenses, including such reasonable attorneys’ fees. All such sums shall be part of the Indebtedness secured hereby.

12.                    Applicable Law.

This Security Agreement is accepted in and shall be governed by the laws of the state in which the Lender is located.

13.                    Multiple Parties; Corporate Authority.

If Borrower consists of more than one person or entity, all obligations of Borrower under this Security Agreement shall be joint and several. Where any one or more of Borrowers are corporations or partnerships it is not necessary for Lender to inquire into the powers of Borrowers or the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.                    Special Provisions:

Deterioration of Collateral Value. If, the market value of the collateral falls below 200% of the outstanding principal balance of the loan, and Grantor does not, by the close of business on the next business day after Lender has sent written notice to Grantor of the deterioration, either (a) reduce the amount of the indebtedness to the amount required by Lender or (b) increase the collateral to the amount required by Lender, Borrower shall be in default.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the dates shown below.

LENDER:		BORROWER:

CALIFORNIA COMMERCE BANK		/s/ Roberto Gonzalez Barrera

By	Roger D. Johnston – Senior Vice President	By	Roberto Gonzalez Barrera

Date	October 24, 1996	By

By:		Date	October 24, 1996
Fernando Lopez
	Asst. Vice President	ADDITIONAL GRANTOR:

By
By
Date

© 1985 CFI Bankers Service Group, Inc.
All rights reserved. L302 00(1085)UV